Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 109 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Enhanced International ETF, Fidelity Enhanced Large Cap Core ETF, Fidelity Enhanced Large Cap Growth ETF, Fidelity Enhanced Large Cap Value ETF, Fidelity Enhanced Mid Cap ETF of our reports dated October 14, 2022, relating to the financial statements and financial highlights, which appear in Fidelity International Enhanced Index Fund, Fidelity Large Cap Core Enhanced Index Fund, Fidelity Large Cap Growth Enhanced Index Fund, and Fidelity Large Cap Value Enhanced Index Fund’s (collectively, the “Predecessor Funds”) Annual Reports to Shareholders on Form N-CSR for the period ended August 31, 2022. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 13, 2023

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference into the Prospectus and Statement of Additional Information in Post–Effective Amendment No. 109 to the Registration Statement on Form N–1A of Fidelity Covington Trust: Fidelity Enhanced Small Cap ETF of our report dated April 11, 2023, relating to the financial statements and financial highlights, which appears in Fidelity Small Cap Enhanced Index Fund’s (the “Predecessor Fund”) Annual Report to Shareholders on Form N-CSR for the period ended February 28, 2023. We also consent to the references to our Firm under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts

September 13, 2023